Exhibit 10.57

TENTH AMENDMENT TO LEASE ASSIGNMENT, ASSUMPTION, and CONSENT TO ASSIGNMENT

THIS TENTH AMENDMENT TO LEASE, ASSIGNMENT, ASSUMPTION, AND CONSENT TO ASSIGNMENT (the “Tenth Amendment to Lease”), made as of the 15th day of July, 2014, by and between SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP, a North Carolina limited partnership (the “Landlord”), and GENTRIS CORPORATION, a Delaware corporation (the “Assignor”) and GENTRIS, LLC, a Delaware limited liability company ( the “Assignee”).

WITNESSETH

A. WHEREAS, Landlord and Assignor, as Tenant, entered into a certain Lease Agreement dated as of June 12, 2004, amended by letter agreement dated October 21, 2004, by Second Amendment to Lease dated June 17, 2005, by Letter Agreement dated September 19, 2005, by Third Amendment to Lease dated May 25, 2006, by Fourth Amendment to Lease dated December 20, 2007, by Fifth Amendment to Lease dated June 15, 2009, by Sixth Amendment to Lease dated June 3, 2010, by Seventh Amendment to Lease dated October 26, 2010, by Eighth Amendment to Lease (the “Eighth Amendment”) dated July 29, 2011 and the Ninth Amendment to Lease dated November 7, 2012 (collectively, the “Lease”), a copy of which is attached as Exhibit A, for certain space known as Suite 400, in the Building located at 133 Southcenter Court, Morrisville, Wake County, North Carolina, as more particularly described in the Lease; and

B. Pursuant to and in connection with a certain transaction involving Assignor and Assignee (the “Transaction”), all of Assignor’s right, title and interest in and to the Lease is being acquired by and assigned to Assignee as of the effective date of the Transaction (the “Transaction Effective Date”), which is anticipated to occur on or before July 15, 2014.

C. In connection with the Transaction, the Lease requires the Landlord to consent to such assignment.

D. The Landlord and Assignee in conjunction with this Transaction wish to extend the term of the Lease, and set forth the Monthly Minimum Rent for the extended term along with amending certain other terms of the Lease;

NOW THEREFORE, in consideration of the premises contained herein, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Lease as follows:

1. Assignment, Assumption, and Consent: As of the Transaction Effective Date, Assignor hereby assigns and transfers unto Assignee all of Assignor’s rights, title and interest as Tenant in and to the Lease. Assignee hereby accepts this Assignment and agrees to assume and be bound by and to perform all of the duties and obligations as Tenant under the Lease, and shall be liable to Landlord for the performance thereof. After the Transaction Effective Date, all references in the Lease to Tenant shall mean the Assignee. Assignor shall not be released from any obligations or duties under the Lease and shall remain fully liable thereon notwithstanding this Assignment. As part of the assignment, Assignor will assign its current Security Deposit with a balance of $22,726.73 to Assignee and any future refund of the Security Deposit, if any, shall be made exclusively to Assignee. The Landlord hereby consents to the assignment and assumption of this Lease. Assignor and Assignee agree and acknowledge that the Demised Premises shall be used for the use as defined in the Lease, and for no other purpose whatsoever without the written consent of Landlord.

2. Notices: Assignor’s address for purposes of notice and for all other purposes under the Lease shall be:

c/o Hughes Pittman & Gupton, LLP
1500 Sunday Drive, Suite 300
Raleigh, NC 27607 Telephone: 919-232-5900
Facsimile: 919-232-5901
Attention: Tim C. Gupton

Assignee’s address for purposes of notice and for all other purposes under the Lease shall be:

c/o Cancer Genetics, Inc.
Meadows Office Complex
201 Route 17 North, 2nd Floor
Rutherford, NJ 07070
Telephone: 201-529-9200
Facsimile: 201-528-9201
Attention: Panna Sharma, President

3. Conditions Precedent. Notwithstanding anything to the contrary, this Tenth Amendment to Lease shall become effective only upon receipt by Landlord of written notice of the consummation of the Transaction from Assignor, and if such notice is not received by Landlord on or before October 1, 2014, this Tenth Amendment to Lease shall be null and void.

4. In connection with the extension of the Lease term and setting forth of Monthly Minimum Rents, Landlord and Tenant agree to the following:

a.	Page Two - Section 1.02 - Term of the Lease. Delete “May 31, 2019” and insert “May 31, 2020” in its place.

b.	Page Three - Section 1.04 - Monthly Minimum Rent and Adjusted Monthly Minimum Rent. At the end of the rent table that states:

Date Range	Rentable Square Feet	Minimum Annual Rent	Monthly Minimum Rent	Per Rentable Square Foot
06/01/2018 Through 05/31/2019	24,906	$316,272.40	$26,356.03	$12.70

Insert the following:

Date Range	Rentable Square Feet	Minimum Annual Rent	Monthly Minimum Rent	Per Rentable Square Foot
06/01/2019 Through 05/31/2020	24,906	$324,179.21	$27,014.93	$13.07

c.	Page Four - Section 1.06 - Rent Abatement. Add the following at the end of Section 1.06:

Notwithstanding the rent chart set forth in Section 2 of the Eight Amendment to Lease, Twelve Thousand Dollars ($12,000.00) monthly of the Monthly Minimum Rent due for each of the months from July, 2014 through December, 2014 shall be abated (the “Tenth Amendment Abatement Months”). During the Tenth Amendment Abatement Months, Tenant shall continue to pay the balance of Eleven Thousand Eight Hundred Seventy-seven and 27/100 Dollars ($11,877.27) monthly of the Monthly Minimum Rent along with all Direct Expenses due under the Lease. The entire Monthly Minimum Rent that was abated for the Tenth Amendment Abatement Months, along with any previous Rent Abatement afforded by the Lease shall immediately become due and payable upon the occurrence of an Event of Default past all applicable cure periods, by Tenant under the Lease.

d.	Termination of all Rights of First Offer, Rights of First Refusal, and Expansion Rights: All rights contained in the Lease and its amendments that give Tenant any rights to spaces in the Property other than the Demised Premises are hereby terminated. This includes, but is not limited to the following:

(i)	Sixth Amendment to Lease - Section 8 - Contingent Space. This section is deleted in its entirety.

(ii)	Eighth Amendment to Lease - Section 11 - Right of First Offer. This section is deleted in its entirety.

(iii)	Eight Amendment to Lease - Section 12 - Right of First Refusal. This section is deleted in its entirety.

(iv)	Ninth Amendment to Lease - Section 2. This section is deleted in its entirety.

e.	At Landlord’s request with ninety (90) days prior written notice from Landlord, Tenant agrees to relinquish any or all of that part of the Demised Premises identified as the Third Expansion Space on the Eighth Amendment to Lease (that being the Four Thousand Three Hundred Fifty (4,350) rentable square feet) as shown on Exhibit A of the Eighth Amendment to Lease (the “Relinquished Portion”). The Monthly Minimum Rent will be reduced based on the size of the Relinquished Portion on a per square foot basis effective as of the date that Landlord takes possession of the Relinquished Portion. In addition, the Direct Expenses will be reduced to reflect the decreased square footage of the Demised Premises and its pro-rata share. Landlord will pay for the costs of separating the Relinquished Portion from the Demised Premises.

5. Assignor and Assignee warrant there have been no dealings with any broker other than Aldene E. “Dee” Creech Osborne of NAI Carolantic Realty, Inc. in connection with this Tenth Amendment to Lease.

6. This Tenth Amendment to Lease may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts shall together be constitute and be one and the same instrument. Counterpart signatures need not be on the same page and shall be deemed effective upon receipt.

7. Except as herein amended, the terms and conditions of the Lease shall remain in full force and effect. Each person signing as Landlord, Assignor or Assignee warrants and represents that she or he is authorized to execute and deliver this Tenth Amendment to Lease and to make it a binding obligation of Landlord, Assignor or Assignee. Capitalized terms not otherwise defined in this Tenth Amendment to Lease shall have the meaning set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed the date and year first above written.

LANDLORD:

SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP, a North Carolina limited partnership

By:	SOUTHPORT BUSINESS PARK INVESTORS CORPORATION, a North Carolina corporation, its general partner

By:
Richard G. Sullivan
Vice President

ASSIGNOR:

GENTRIS CORPORATION,
a Delaware corporation

By:
Name:
Title:

ASSIGNEE:

GENTRIS LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A - Lease

[Intentionally omitted]